EXHIBIT 21.1

SUBSIDIARIES OF BODY AND MIND INC.

The following is a list of all the subsidiaries of the Company and the corresponding state or jurisdiction of incorporation or organization of each. All subsidiaries of the Company are directly or indirectly owned by the Company.

Name of Entity	Place of Incorporation/Formation	Ownership Interest	Date of Acquisition or formation
DEP Nevada Inc.(1)	Nevada, USA	100%	August 10, 2017
Nevada Medical Group, LLC(2)	Nevada, USA	100%	November 14, 2017
NMG Long Beach, LLC(3)	California, USA	100%	December 18, 2018
NMG Cathedral City, LLC(4)	California, USA	100%	January 4, 2019
NMG San Diego, LLC(5)	California, USA	60%	January 30, 2019
NMG Ohio LLC(6)	Ohio, USA	100%	April 27, 2017
NMG OH 1, LLC(7)	Ohio, USA	100%	January 30, 2020
NMG OH P1, LLC(8)	Ohio, USA	100%	January 30, 2020
NMG MI 1, Inc.(9)	Michigan, USA	100%	June 24, 2021
NMG MI P1 Inc.(10)	Michigan, USA	100%	June 24, 2021
NMG MI C1 Inc(11)	Michigan, USA	100%	June 24, 2021
Canopy Monterey Bay, LLC(10)	California, USA	100%	November 30, 2021
NMG CA P1, LLC(13)	California, USA	100%	January 7, 2020
NMG CA C1, LLC(14)	California, USA	100%	October 7, 2020
BaM Body and Mind Dispensary NJ, Inc.(15)	New Jersey, USA	100%	December 21, 2022
NMG IL 4, LLC(16)	Illinois, USA	100%	April 25, 2023

Notes:

(1)	DEP Nevada Inc. is a wholly-owned subsidiary of Body and Mind Inc.
(2)	Nevada Medical Group, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(3)	NMG Long Beach, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(4)	NMG Cathedral City, LLC was a wholly-owned subsidiary of DEP Nevada, Inc. and was dissolved on March 8, 2022.
(5)	NMG San Diego, LLC is a 60% owned subsidiary of DEP Nevada, Inc.
(6)	NMG Ohio LLC is a wholly-owned subsidiary of Nevada Medical Group LLC
(7)	NMG OH 1, LLC is a wholly-owned subsidiary of DEP Nevada, Inc., which has been sold to a third party purchaser effective October 17, 2023.
(8)	NMG OH P1, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(9)	NMG MI 1, Inc. is a wholly-owned subsidiary of DEP Nevada, Inc., which has been sold to a third party purchaser effective June 13, 2023.
(10)	NMG MI P1, Inc. is a wholly-owned subsidiary of DEP Nevada, Inc.
(11)	NMG MI C1 Inc. is a wholly-owned subsidiary of DEP Nevada, Inc.
(12)	Canopy Monterey Bay, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(13)	NMG CA P1, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(14)	NMG CA C1, LLC is a wholly-owned subsidiary of DEP Nevada, Inc.
(15)	BaM Body and Mind Dispensary NJ, Inc. (formerly, CraftedPlants NJ Corp.) is a wholly-owned subsidiary of DEP Nevada, Inc.
(16)	NMG IL 4, LLC is a wholly-owned subsidiary of DEP Nevada, Inc., pending regulatory approval.